SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this "Agreement") made as of this ___ day of August, 2009 (the "Effective Date"), by and among CNTVShop.com Group Limited ("CNTVShop.com"), a Hong Kong limited company, with its principal address at 3A 42 Smithfield, Kennedy Town, Hong Kong, those persons executing this Agreement whose names are set forth in the signature pages (collectively, the "Shareholders"), and China eMedia Holdings Corporation, a Delaware corporation ("Issuer"), with its principal address at 2711 Centreville Road, Suite 400, Wilmington, DE, 19808.

WHEREAS, the Shareholders own 100% of the issued and outstanding shares of capital stock of CNTVShop.com (the "Shares"), free and clear of any restrictions on transfer, taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands; and

WHEREAS, the Shareholders desire to exchange all of their Shares for shares of capital stock of the Issuer as set forth in Schedule A attached hereto with the result being that CNTVShop.com will become a wholly-owned subsidiary of Issuer.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do mutually agree as follows:

ARTICLE I
THE TRANSACTIONS

1.1 The Exchange. On the "Closing Date" as provided in Section 1.2, the Shareholders shall receive an aggregate of 10,000 shares of common stock of Issuer (the "Common Stock"), with each of the Shareholders receiving the number of shares of Common Stock listed on Schedule A hereto, and Issuer shall receive all of the Shares owned by each Shareholder as listed on Schedule A hereto (the "Exchange"). No Shareholder shall have any right to receive fractional shares, but any fractional share shall be rounded to the nearest whole share.

1.2 Closing. The closing of the Exchange contemplated hereby (the "Closing") shall be held on the date hereof (the "Closing Date").

ARTICLE II
CLOSING DELIVERIES

2.1 Closing Deliveries by the Shareholders. At the Closing, in addition to documents referred to elsewhere herein, the Shareholders shall deliver, or cause to be delivered, in a form reasonably satisfactory to Issuer, stock certificates or lost stock affidavits, duly endorsed (or with a duly endorsed stock power) representing the Shares owned by the Shareholders, which collectively shall represent all the Shares to be transferred to Issuer as set forth above.

2.2 Closing Deliveries by Issuer. At the Closing, Issuer shall deliver to the Shareholders, certificates representing the shares of Common Stock to be issued pursuant to the Exchange.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer makes the following representations and warranties to Shareholders on and as of the date hereof, with the knowledge and understanding that the Shareholders are relying materially upon such representations and warranties.

3.1 Organization and Standing of Issuer. Issuer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

3.2 Capitalization. The authorized capital stock of Issuer consists of 150,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, of which none have been issued.

3.3 Valid Obligation. This Agreement constitutes, and all other agreements contemplated hereby will constitute when executed and delivered by Issuer in accordance herewith, the valid and legally binding obligation of Issuer, enforceable in accordance with their respective terms.

3.5 No Conflict With Other Instruments. The execution of this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement, or instrument to which the Issuer is a party or to which any of its assets, properties or operations are subject.

3.6 Compliance With Laws and Regulations. To the best of its knowledge, the Issuer has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

3.7 Approval of Agreement. The Board of Directors of the Issuer has authorized the execution and delivery of this Agreement by the Issuer and has approved this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CNTVSHOP.COM AND THE SHAREHOLDERS

CNTVShop.com and each of the Shareholders shall make the following representations and warranties, jointly and severally, to Issuer as follows as of the date hereof, with the knowledge and understanding that Issuer is relying upon such representations and warranties:

4.1 Organization and Standing of CNTVShop.com. CNTVShop.com is a limited company duly organized, validly existing and in good standing under the laws of Hong Kong and has the corporate power to carry on its business as now conducted and to own its assets.

4.2 Capitalization. The authorized capital stock of CNTVShop.com consists of 10,000 shares of common stock, of which 10,000 shares have been issued and are outstanding and Nil shares of preferred stock.

4.3 Shares. Each Shareholder holds of record and owns beneficially the number of shares set forth next to the Shareholder's name in Schedule A attached hereto, free and clear of any restrictions on transfer, taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

4.4 Exempt Issuance. Each of the Shareholders acknowledges that he must assure the Issuer that the offer and sale of the Common Stock to such Shareholder qualifies for an exemption from the registration requirements imposed by the Securities Act of 1933, as amended (the "Securities Act") and from applicable securities laws of any state of the United States. Each of the Shareholders agrees that he meets the criteria established in one or more of subsections (a) or (b), below.

(a) Accredited Investor, Section 4(2) of the Securities Act and/or Rule 506 of Regulation D. The Shareholder qualifies as an "accredited investor," as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act.

(b) Offshore Investor, Rule 903 of Regulation S. The Shareholder is not a U.S. person, as defined in Rule 902 of Regulation S ("U.S. Person"), promulgated under the Securities Act, and the Shareholder represents and warrants to the Issuer that:

(1) the Shareholder is not acquiring the Common Stock as a result of, and such Shareholder covenants that he will not engage in any "directed selling efforts" (as defined in Regulation S under the Securities Act) in the United States in respect of the Common Stock which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Common Stock;

(2) the Shareholder is not acquiring the Common Stock for the account or benefit of, directly or indirectly, any U.S. Person;

(3) the Shareholder is a resident of the People's Republic of China;

(4) the offer and the sale of the Common Stock to such Shareholder as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the People's Republic of China;

(5) the Shareholder is outside the United States when receiving and executing this Agreement and that the Shareholder will be outside the United States when acquiring the Common Stock;

(6) resales of any of the Common Stock shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act, or an exemption therefrom; and

(7) the Shareholder will not engage in hedging transactions with respect to the Common Stock.

4.5 Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by CNTVShop.com with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement and consummation of the Exchange. No consents of any other parties are required to be received by or on the part of CNTVShop.com to enable it to enter into and carry out its obligations under this Agreement.

4.6 Valid Obligation. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by CNTVShop.com and the Shareholders in accordance herewith, the valid and binding obligations of CNTVShop.com and the Shareholders enforceable in accordance with their respective terms.

4.7 No Conflict With Other Instruments. The execution of this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement, or instrument to which CNTVShop.com or the Shareholders is a party or to which any of its or their assets, properties or operations are subject.

4.8 Compliance With Laws and Regulations. To the best of its knowledge, CNTVShop.com has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

4.9 Approval of Agreement. The Board of Directors of the CNTVShop.com has authorized the execution and delivery of this Agreement by CNTVShop.com and has approved this Agreement.

ARTICLE V
MISCELLANEOUS

5.1 Expenses. Each party hereto agrees to pay its own costs, fees and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

5.2 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

5.3 Counterparts. This Agreement may be executed in counterparts, including by facsimile, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

5.4 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

5.5 Entire Agreement. This Agreement, including any exhibits attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended, waived or changed except in writing, signed by the party to be bound thereby.

5.6 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

5.7 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement as of the Effective Date.

CHINA EMEDIA HOLDINGS CORPORATION

By: ______________________

Name: Kenneth Kwan
Title: Director and CEO

CNTVSHOP.COM GROUP LIMITED

By: ______________________

Name: Kai Lan Ng
Title: Director